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                                                                      EXHIBIT 21

                        TITAN WHEEL INTERNATIONAL, INC.
                                  SUBSIDIARIES

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
                                                               JURISDICTION OF
                            NAME                                INCORPORATION
                            ----                               ---------------
Automotive Wheels, Inc......................................   California
Dico, Inc...................................................   Delaware
Dico Tire, Inc..............................................   Delaware
Dyneer Corporation..........................................   Delaware
Grasdorf Titan GmbH.........................................   Germany
Sirmac Officine Meccaniche SpA..............................   Italy
Siria Officine Meccaniche SpA...............................   Italy
Steel Wheels, Ltd...........................................   United Kingdom
T.D. Wheels of Virginia, Inc................................   Virginia
Titan Distribution, Inc.....................................   Illinois
Titan Europe, Ltd...........................................   United Kingdom
Titan France, SA............................................   France
Titan Tire Corporation......................................   Illinois
Titan Wheel and Tire Foreign Sales Corporation..............   Barbados
Titan Wheel International, Limited..........................   United Kingdom
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